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                                                                  EXHIBIT 21.01



                                TRITON GROUP LTD.

                             SUBSIDIARY CORPORATIONS

                              AS OF MARCH 31, 1997


                                                                       State
                                                                         of
Name                                                               Incorporation
--------------------------------------------------------------------------------

La Jolla Insurance Company, Limited.....................................Bermuda
Mission West Properties..............................................California